Exhibit 99.1

October 21, 2014

Liberty TripAdvisor Holdings, Inc. Announces Investor Meeting Webcast

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB)  will webcast its annual Investor Meeting on Wednesday, November 19, 2014  with presentations beginning at approximately 10:40 a.m. E.S.T.  During these presentations, observations may be made regarding the company's financial performance, outlook and recent developments.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty TripAdvisor Holdings, Inc. website at http://ir.libertytripadvisorholdings.com/events-presentations to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc.’s businesses consist of its subsidiaries TripAdvisor and BuySeasons.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.  BuySeasons is a leading online retailer of costumes and party supplies.

Liberty TripAdvisor Holdings, Inc.
Courtnee Ulrich, 720-875-5420